Exhibit 10.15

SECOND AMENDMENT TO LICENSE AGREEMENT

THIS SECOND AMENDMENT TO LICENSE AGREEMENT made this 29th day of October 2018.

TEXAS MEDICAL CENTER (“Licensor”), and BIOLIFE4D INC., a Delaware C-Corporation (“Licensee”) are parties to a certain License Agreement (“License”) dated April 3, 2018 with respect to premises identified as Lab Bench J-251-P and J-251-Q located at 2450 Holcombe Boulevard, Houston, Texas 77021-2040.

A.	The Licensee wishes to modify their footprint in JLABS @ TMC and Licensor has agreed to accommodate this request.

NOW, THEREFORE, in consideration of the foregoing, which is incorporated herein by reference, for mutual promises contained herein, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree as follows:

I.	Effective November 1st, 2018, Licensee shall no longer have access to Lab Bench J-251-P and J- 251-Q.

2.	Effective November 1st, 2018, Licensee shall have access to Lab J-307.

3.	Section 2.1 of the License shall be amended to reflect an increase in the License Fee in the amount of $2,000.00 for a total License Fee in the amount of $4,000.00 per month.

4.	Section 2.5 of the License shall be amended to reflect that on or before the Effective Date, Licensee shall deposit with licensor the additional amount of $4,000 for a total Security Deposit of $8,000.00.

5.	Except as amended by this 2nd Amendment, all other terms of the License shall remain in full force and effect.

(signatures on the following page)

IN WITNESS WHEREOF, Licensor and Licensee have caused their duly authorized representatives to execute this 2nd Amendment as of the date first written.

LICENSOR:

TEXAS MEDICAL CENTER

By:	/s/ William F. McKeon
Name:	William F. McKeon
Title:	President and CEO

LICENSEE:

BIOLIFE4D INC.

By:	/s/ Steven Morris
Name:	Steven Morris
Title:	CEO